Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement (No. 333-138529) of MPC Corporation on Amendment No. 1 to Form S-3, of our report dated March 20, 2006 relating to the consolidated financial statements appearing in MPC Corporation’s (formerly Hyperspace Communications, Inc.) Annual Report on Form 10-KSB for the year ended December 31, 2005. We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/Ehrhardt Keefe Steiner & Hottman PC

January 12, 2007

Denver, Colorado